UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015
Lighting Science Group Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)
1830 Penn Street, Melbourne, Florida 32901 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 14, 2015, Samar S. Salty resigned from his position as a member of the board of directors of Lighting Science Group Corporation (the "Company"). Pursuant to certain designation rights held by Zouk Capital LLP and its affiliates (collectively, “Zouk”) under the Certificate of Designation governing the Company’s Series H Convertible Preferred Stock, Zouk has the right to designate the director who would replace Mr. Salty. As of the current date, no replacement has been named by Zouk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lighting Science Group Corporation

Date: October 20, 2015	By:	/s/ Philip J. Ragona
	Name:	Philip J. Ragona
	Title:	Executive Vice President, General Counsel and Secretary